                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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    14a-6(e)(2))
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               GENZYME CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
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    Item 22(a)(2) of Schedule 14A.
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    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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




                               GENZYME CORPORATION

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 252-7500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of Genzyme Corporation, a Massachusetts corporation, will be held at the Harrison Conference Center at the Bank of Boston, 100 Federal Street, Boston, Massachusetts, at 2:00 p.m. on Thursday, May 16, 1996 for the following purposes:

     1.    To elect three directors of the Company.

     2. To vote on a proposed amendment to the Company's 1990 Equity Incentive Plan that would increase the number of shares of General Division Common Stock covered by the Plan from 7,600,000 to 9,900,000.

     3. To vote on a proposed amendment to the Company's 1990 Equity Incentive Plan that would increase the number of shares of Tissue Repair Division Common Stock covered by the Plan from 2,000,000 to 3,300,000.

     4. To vote on a proposed amendment to the Company's 1988 Director Stock Option Plan that would increase the size of annual option grants to directors under the Plan.

     5. To vote on a proposal to approve the Genzyme Corporation Directors' Deferred Compensation Plan.

     6. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 28, 1996 will be entitled to vote at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                       By order of the Board of Directors,

                                       Peter Wirth
                                       Clerk


Dated: April 12, 1996

                               GENZYME CORPORATION

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                            TELEPHONE (617) 252-7500

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                               GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Genzyme Corporation (the "Company" or "Genzyme") for use at the annual meeting of stockholders to be held on Thursday, May 16, 1996, and at any adjournments thereof.

     The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Clerk of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to elect the directors nominated by the Board of Directors and to approve the other proposals listed in the notice on the cover page of this proxy statement.

     On March 28, 1996, the Company had outstanding 33,875,298 shares of General Division Common Stock, $.01 par value (the "General Division Stock"), and 12,379,007 shares of Tissue Repair Division Common Stock, $.01 par value (the "TR Stock"), which are its only outstanding classes of voting stock. The holders of General Division Stock and TR Stock will vote together as a single class of stock on all matters that will be presented for consideration at the meeting. Each share of General Division Stock entitles the holder thereof to one vote and each share of TR Stock entitles the holder thereof to .29 votes. Only stockholders of record at the close of business on March 28, 1996 will be entitled to vote at the meeting. A majority in interest of the outstanding General Division Stock and TR Stock considered together as a single class, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business.

     The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 12, 1996.

Dated: April 12, 1996

                                 SHARE OWNERSHIP

     The following table and footnotes set forth certain information regarding the ownership of the Company's General Division Stock and TR Stock, and the common stock of Genzyme Transgenics Corporation ("GTC"), an affiliate of the Company, as of April 1, 1996 by (i) persons known by the Company to be beneficial owners of more than 5% of its General Division Stock or TR Stock,
(ii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, (iii) each director of the Company, and (iv) all current executive officers and directors of the Company as a group:


                                                      Number of Shares
                                                    Beneficially Owned (1)
                                                    ----------------------

     Beneficial Owner                               Shares         Percent
     ----------------                               ------         -------
Twentieth Century Companies, Inc. (2)
  4500 Main Street, P.O. Box 41820
  Kansas City, Missouri 64141
    General Division Stock......................  2,170,000           6.4
    TR Stock....................................    800,000           6.5
State of Wisconsin Investment Board (3)
  121 East Wilson Avenue
  Madison, Wisconsin 53702
    General Division Stock......................    325,000           1.0
    TR Stock....................................    651,189           5.3
Henri A. Termeer (4)
    General Division Stock......................    444,441           1.3
    TR Stock....................................     98,614             *
Geoffrey F. Cox (5)
    General Division Stock......................     76,880             *
    TR Stock....................................     32,074             *
Gregory D. Phelps (6)
    General Division Stock......................     82,166             *
    TR Stock....................................     41,321             *
Alan E. Smith (7)
    General Division Stock......................     71,139             *
    TR Stock....................................     17,206             *
G. Jan van Heek (8)
    General Division Stock......................     27,479             *
    TR Stock....................................     15,167             *
Henry E. Blair (9)
    General Division Stock......................     20,100             *
    TR Stock....................................     11,736             *
Robert J. Carpenter (10)
    General Division Stock......................     12,680             *
    TR Stock....................................     23,630             *


Charles L. Cooney (11)
    General Division Stock......................     17,340             *
    TR Stock....................................      7,689             *
Constantine E. Anagnostopoulos (12)
    General Division Stock......................     15,000             *
    TR Stock....................................      7,430             *
Henry R. Lewis (13)
    General Division Stock......................     15,300             *
    TR Stock....................................      7,085             *
Douglas A. Berthiaume (14)
    General Division Stock......................     16,850             *
    TR Stock....................................     11,015             *
All current executive officers and directors
 as a group (21 persons) (15)
    General Division Stock......................  1,367,088           3.9
    TR Stock....................................    432,527           3.4
- --------------------

* Indicates less than 1%

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Shares acquired for the account of any officer under the Genzyme 1990 Employee Stock Purchase Plan after December 31, 1995 are not included in the table.

(2) Represents shares held by entities or managed accounts over which Twentieth Century Companies, Inc. has investment discretion. Based on the Schedule 13G for the year ended December 31, 1995 filed with the Securities and Exchange Commission by Twentieth Century Companies, Inc.

(3) Based on the Schedule 13G for the year ended December 31, 1995 filed with the Securities and Exchange Commission for the State of Wisconsin Investment Board.

(4) The stock beneficially owned by Mr. Termeer includes 428,250 and 82,925 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996 and 3,350 and 452 shares of General Division Stock and TR Stock, respectively, subject to currently exercisable warrants. In addition, Mr. Termeer owns 9,500 shares of GTC common stock and holds options to purchase 8,000 shares of GTC common stock that are exercisable within the 60-day period following April 1, 1996.

(5) The stock beneficially owned by Dr. Cox includes 73,286 and 19,588 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996 and 3,594 and 12,155 shares of General Division Stock and TR Stock, respectively, held jointly with his wife.

(6) The stock beneficially owned by Mr. Phelps includes 78,766 and 30,500 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996.

(7) The stock beneficially owned by Dr. Smith includes 68,286 and 16,051 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996. In addition, Dr. Smith holds options to purchase 8,000 shares of GTC common stock that are exercisable within the 60-day period following April 1, 1996.


(8) The stock beneficially owned by Mr. van Heek includes 27,153 and 12,246 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996.

(9) The stock beneficially owned by Mr. Blair includes 7,600 and 8,402 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996. In addition, Mr. Blair owns 1,000 shares of GTC common stock and holds options to purchase 6,000 shares of GTC common stock that are exercisable within the 60-day period following April 1, 1996.

(10) The stock beneficially owned by Mr. Carpenter includes 3,200 and 5,800 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996 and 1,000 and 135 shares of General Division Stock and TR Stock, respectively, subject to currently exercisable warrants. Also included are 246 and 33 shares of General Division Stock and TR Stock, respectively, held by his wife, and 1,000 and 135 shares of General Division Stock and TR Stock, respectively, subject to currently exercisable warrants held by his wife. Mr. Carpenter disclaims beneficial ownership of all shares held by his wife.

(11) The stock beneficially owned by Dr. Cooney includes 6,000 and 6,080 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996 and 60 shares of General Division Stock held jointly with his wife.

(12) The stock beneficially owned by Dr. Anagnostopoulos includes 14,000 and 6,890 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996.

(13) The stock beneficially owned by Mr. Lewis includes 14,000 and 6,890 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996.

(14) The stock beneficially owned by Mr. Berthiaume includes 15,600 and 9,482 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1996. Also included are 1,000 and 1,500 shares of General Division Stock and TR Stock, respectively, held by his wife. Mr. Berthiaume disclaims beneficial ownership of all shares held by his wife.

(15) Includes 1,281,105 and 357,952 shares of General Division Stock and TR Stock, respectively, that are subject to outstanding stock options exercisable within the 60-day period following April 1, 1996 and 6,350 and 857 shares of General Division Stock and TR Stock, respectively, subject to currently exercisable warrants. Also includes 3,654 and 12,155 shares of General Division Stock and TR Stock, respectively, held jointly by officers and directors of Genzyme with their respective spouses. Also includes 1,330 and 1,544 shares of General Division Stock and TR Stock, respectively, held by the spouses of officers, 1,000 and 135 shares of General Division Stock and TR Stock, respectively, subject to currently exercisable warrants held by the spouse of a director, and 2,631 and 382 shares of General Division Stock and TR Stock, respectively, held by the spouses of officers for the benefit of the children of such officers. All such shares subject to warrants and stock options are treated as outstanding for the purpose of computing the stated percentage.

     Genzyme's officers and directors as a group own beneficially an aggregate of 32,500 shares of common stock, less than 1% of the shares outstanding, of GTC, including 22,000 shares subject to stock options exercisable within the 60-day period following April 1, 1996.

                              ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at seven for the coming year. Pursuant to the Company's Articles of Organization, the Board of Directors of the Company is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of one class expires, and their successors are elected for a term of three years, at each annual meeting of the Company's stockholders.

     At the annual meeting of stockholders to be held on May 16, 1996, three directors will be elected to hold office for three years and until their successors are elected and qualified. Constantine E. Anagnostopoulos, Robert J. Carpenter and Charles L. Cooney have been nominated for re-election to a term of office expiring in 1999, and each has consented to serve if elected. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors.

     Pursuant to the Company's By-laws, directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer, is barred by applicable rules from exercising discretionary authority to vote on the matter, and so indicates on the proxy.


     The following table contains certain information about the nominees for election as a director and each other person whose term of office as a director will continue after the meeting.

                                                                          PRESENT
                       BUSINESS EXPERIENCE DURING PAST FIVE    DIRECTOR    TERM
  NAME AND AGE            YEARS AND OTHER DIRECTORSHIPS          SINCE    EXPIRES
  ------------         ------------------------------------    --------   -------
Henri A. Termeer    Mr. Termeer has served as President of       1983      1997
Age: 50             Genzyme since October 1983, Chief
                    Executive Officer since December 1985 and
                    Chairman of the  Board since May 1988.
                    For ten years prior to joining Genzyme,
                    Mr. Termeer worked for Baxter Travenol
                    Laboratories, Inc., a manufacturer of
                    human health care products. Mr. Termeer
                    is Chairman of the Boards of Genzyme
                    Transgenics Corporation ("GTC") and
                    Neozyme II Corporation. Mr.Termeer is
                    also a director of Abiomed, Inc.,
                    AutoImmune Inc., GelTex  Pharmaceuticals,
                    Inc. and Xenova Ltd., and a trustee of
                    Hambrecht & Quist Healthcare Investors
                    and of Hambrecht & Quist Life Sciences
                    Investors.

Henry E. Blair      Mr. Blair is a consultant to several         1981      1998
Age: 52             companies, including Genzyme. Prior to
                    January 1990,  Mr. Blair was Senior Vice
                    President, Scientific Affairs of Genzyme.
                    Before joining Genzyme in 1981, he was
                    Associate Director of the New England
                    Enzyme Center at Tufts University School
                    of  Medicine. Mr. Blair is also a director
                    of  GTC, Dynagen, Inc. and Celtrix
                    Pharmaceuticals, Inc.

*Charles L.         Dr. Cooney is a Professor of Chemical and    1983      1996
Cooney              Biochemical Engineering and Co-Director
Age: 51             of the Program on the Pharmaceutical
                    Industry at Massachusetts Institute of
                    Technology ("MIT").  Dr. Cooney joined
                    the MIT faculty as an Assistant Professor
                    in 1970 and became a Professor in 1982.
                    Dr. Cooney is also a principal of
                    BioInformation Associates, Inc., a
                    consulting company.

*Constantine E.     Dr. Anagnostopoulos is Managing General      1986      1996
Anagnostopoulos     Partner of Gateway Associates, which is
Age: 73             the general partner of Gateway  Venture
                    Partners III, L.P., a venture capital
                    partnership. From January 1986 to April
                    1987, Dr. Anagnostopoulos was a consultant
                    to Monsanto Company, a producer of
                    pharmaceuticals, chemicals, plastics and
                    textiles, and to Alafi Capital, a venture
                    capital firm. From 1982 through 1985, he
                    served as Corporate Vice President of
                    Monsanto Company.


                                                                          PRESENT
                       BUSINESS EXPERIENCE DURING PAST FIVE    DIRECTOR    TERM
  NAME AND AGE            YEARS AND OTHER DIRECTORSHIPS          SINCE    EXPIRES
  ------------         ------------------------------------    --------   -------
Henry R. Lewis      Mr. Lewis is a consultant to several         1987      1997
Age: 70             companies and Chairman of the Board of
                    Delphax Systems, a manufacturer of high
                    speed non-impact printers, and a member
                    of the Board of Dyax Corp., a
                    bioseparation, pharmaceutical discovery
                    and development company. From 1986 to
                    February 1991, Mr. Lewis was the Vice
                    Chairman of the Board of Dennison
                    Manufacturing Company, a manufacturer
                    and distributor of products for the
                    stationery, technical paper, and
                    industrial and retail systems markets.
                    From 1982 to 1986, Mr. Lewis was a
                    Senior Vice President of Dennison
                    Manufacturing Company.

Douglas A.          Mr. Berthiaume is Chairman, President and    1988      1998
Berthiaume          Chief Executive Officer of Waters
Age: 47             Corporation, a high technology manufacturer
                    of products used for analysis and
                    purification, formerly a division of
                    Millipore Corporation. From May 1991 to
                    August 1994, he was President of the
                    Waters Division of Millipore Corporation
                    and from 1988 to 1991, he was Chief
                    Financial Officer of Millipore Corporation.

*Robert J.          Mr. Carpenter is President and Chief         1994      1996
Carpenter           Executive Officer of VacTex, Inc., a
Age: 51             privately held biotechnology company
                    which he co-founded in November 1995, and
                    Chairman of GelTex Pharmaceuticals, Inc.,
                    a publicly held pharmaceutical development
                    company which he co-founded in November
                    1991 and where he served as President and
                    Chief Executive Office until May 1993.
                    Mr. Carpenter was Chairman of the Board,
                    President, and Chief Executive Officer of
                    Integrated Genetics, Inc., a biotechnology
                    company that merged with Genzyme in 1989.
                    Following the merger and until 1991, Mr.
                    Carpenter was Executive  Vice President of
                    Genzyme, and Chief Executive Officer and
                    Chairman of the Board of IG Laboratories,
                    Inc. Mr. Carpenter is also a director of
                    Apex BioSciences, Inc. and Neozyme II
                    Corporation.

- ------------------------

*  Nominee for election as director

     The Board of Directors held six meetings during 1995, and each director attended at least 75% of the aggregate of all meetings of the Board and all committees of the Board on which he served.

     The Company has standing Audit and Compensation Committees of the Board of Directors but does not have a Nominating Committee. The Audit Committee, which consisted of Messrs. Lewis (Chairman), Anagnostopoulos, Berthiaume and Carpenter, held three meetings in 1995. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by assuring that the financial information which will be provided to the stockholders and others is reliable and that the systems of control which management has established effectively safeguard the assets of the Company. The committee reviews the general scope and results of the Company's annual audit, the fee charged by the Company's independent accountants and other matters relating to internal control systems. For information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

DIRECTOR COMPENSATION

     Director Fees. Directors who are not employees of the Company, other than Mr. Blair, receive a quarterly retainer of $6,250.

     Consulting Agreements. Since January 1, 1990, the Company has entered into an annual consulting agreement with Mr. Blair under which he provides consulting services to the Company for a minimum of 50 and a maximum of 100 days during the year for an annual fee of $100,000. The agreement has been renewed for 1996. The Company also has a consulting relationship with Dr. Cooney. See "Compensation Committee Interlocks and Insider Participation."

     1988 Director Stock Option Plan. All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the 1988 Director Stock Option Plan. Options under the Plan are automatically granted once a year at the annual meeting of the stockholders of the Company to Eligible Directors elected or re-elected at the meeting. Each such Eligible Director receives, for each year of the term of office to which he is elected, an option to purchase (i) 1,600 shares of General Division Stock and (ii) a number of shares of TR Stock equal to 400 times a fraction, the numerator of which is the fair market value of the General Division Stock and the denominator of which is the fair market value of the TR Stock on the date of such grant, with the fair market value for the General Division Stock and the TR Stock equal to the last sale price for the General Division Stock and the TR Stock, respectively, on the date of grant of such options. Upon the election of an Eligible Director under the Plan other than at an annual meeting of stockholders (whether by the Board of Directors or the stockholders and whether to fill a vacancy or otherwise), such Director is automatically granted options to purchase the number of shares of General Division Stock and TR Stock described in the preceding sentence for each year or portion thereof of the term of office to which he or she is elected.

     If the proposal to increase the size of annual option grants under this Plan is approved, the annual option grants will be increased to 2,000 shares of General Division Stock and the number of shares of TR Stock equal to 500 times the fraction referred to above.

     Options granted under this Plan at an annual meeting of stockholders become exercisable with respect to one-third of the total number of shares of General Division Stock and TR Stock on the date of each annual meeting of stockholders following their date of grant, if and only if the option holder is a member of the Board of Directors of the Company at the opening of business on that date. Options granted under the Plan have a term of ten years from their date of grant and an exercise price equal to the fair market value of the class of common stock on the date of grant.

                             EXECUTIVE COMPENSATION

     The Compensation Committee Report set forth below describes the Company's compensation policies applicable to executive officers and the Compensation Committee's bases for Mr. Termeer's compensation as Chief

Executive Officer during 1995. The following graph shows a comparison of cumulative total shareholder returns for each of the two classes of the Company's common stock to that of the S&P 500 Composite Index and the Coopers & Lybrand Biotech Index.




              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                 GENZYME CORPORATION GENERAL DIVISION STOCK (1),
             S&P 500 INDEX, AND THE COOPERS & LYBRAND BIOTECH INDEX



Data Points for Coopers & Lybrand Biotech Index Table

Genzyme Corp.          12/31/90   12/31/91   12/31/92   12/31/93   12/31/94   12/29/95
- --------------------------------------------------------------------------------------
General Division         1.00       2.05       1.58       0.96       1.10       2.18
- --------------------------------------------------------------------------------------
S & P 500                1.00       1.30       1.40       1.55       1.55       2.15
- --------------------------------------------------------------------------------------
CooperLybrand            1.00       1.80       2.95       2.92       2.65       4.03
- --------------------------------------------------------------------------------------



- ----------------

(1) On December 16, 1994, the Company's Articles of Organization were amended to redesignate the Company's then existing common stock as General Division Common Stock (the "General Division Stock") and to create a new class of common stock designated Tissue Repair Division Common Stock (the "TR Stock"). On December 23, 1994, the Company made a pro rata distribution to all holders of General Division Stock as of the close of business on December 16, 1994 equal to .135 of one share of TR Stock for each share of General Division Stock. The graph depicts the cumulative returns calculated on an annual basis on $100 invested in the Company's former single class of common stock, the S&P 500 Index and the Coopers & Lybrand Biotech Index on January 1, 1991, with all dividends, including the TR Stock dividend, being reinvested.




                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                        GENZYME CORPORATION TR STOCK (2),
              S&P 500 INDEX, AND THE COOPERS & LYBRAND BIOTECH INDEX

                Genzyme Corp.            12/16/94         12/29/95
                --------------------------------------------------
                Tissue Repair              1.00             3.34
                --------------------------------------------------
                S & P 500                  1.00             1.39
                --------------------------------------------------
                CooperLybrand              1.00             1.46
                --------------------------------------------------




- ----------------

(2) The Company's TR Stock was first issued on December 16, 1994. The graph depicts cumulative returns calculated on an annual basis on $100 invested in TR Stock, the S&P 500 Index and the Coopers & Lybrand Biotech Index on December 16, 1994, with all dividends being reinvested.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors determines the compensation to be paid to all executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table set forth below. The Committee also administers the Company's equity incentive plan (the "Equity Plan"), including the grant of stock options under the Equity Plan. The Compensation Committee met eight times in 1995 and is currently composed of Messrs. Cooney (Chairman), Anagnostopoulos and Lewis.

     The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long-term success of the Company by maintaining a competitive salary structure as compared with other large biotechnology companies and by aligning compensation with the achievement of business objectives and individual and corporate performance.

     The Company's executive compensation package is composed of three elements: base salary, annual incentive bonuses based on corporate, divisional and individual performance and initial, annual and other periodic special grants of stock options under the Equity Plan. For 1995, the Committee sought to achieve a total salary, bonus and stock option package for each officer that is above the 40th percentile (and between the 75th and 90th percentile for the Chief Executive Officer) of the total compensation paid to officers in comparable positions at other companies in the biotechnology industry.

     Section 162(m) of the Internal Revenue Code limits a publicly held company's tax deduction for compensation paid to the chief executive officer and the other four most highly paid officers. Generally, amounts paid in excess of $1,000,000 to a covered executive in any year cannot be deducted. Certain performance based compensation that has been approved by stockholders is not subject to the limit. At the 1995 Annual Meeting, the Company's stockholders approved an amendment to the Equity Plan designed to maximize the deductibility of certain awards under such plan. The Committee will consider as appropriate other ways to maximize the deductibility of executive compensation, while retaining the discretion to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent without regard to deductibility.

     Base Salary. For 1995, the Chief Executive Officer recommended the base salary amount for each officer other than himself based on his assessment of the officer's individual performance. The Committee evaluated and approved the recommendation in light of the Company's analysis of compensation data gathered from three surveys prepared by independent compensation consultants. Two of the three independent surveys focused on biotechnology companies generally and the third focused on health industry manufacturing companies with revenues comparable to the Company's.

     Base salary ranges were established for each officer based on the survey information for comparable executive positions. The performance of the companies surveyed was not considered by the Committee. Nor did the Committee seek to set each officer's salary at the same percentile within the range. Rather, the Committee evaluated the Chief Executive Officer's recommendation regarding each officer's base salary in light of the range established for the officer's position, taking into account the officer's tenure in the position and the Committee's subjective assessment of individual performance. For 1995, the officers' base salaries ranged from the first to the third quartile of the ranges developed from the survey data.

     In fixing Mr. Termeer's base salary for 1995, the Committee considered chief executive officer compensation data contained in the two independent surveys of biotechnology companies used in setting the base salaries for the other officers and one additional survey prepared by the Company of total cash compensation paid to the chief executive officers of the nine biotechnology companies that the Company considers to be its closest peers. The companies in the peer group survey are all included in the Coopers & Lybrand Biotech Index shown in the performance graph above. The Committee fixed Mr. Termeer's 1995 base salary at the 88th percentile of the range established by the survey data based on the same factors considered in setting the base salaries for the other officers. In addition, the Committee considered several quantitative and qualitative corporate performance measures. During 1994, the Company received FDA marketing approval for Cerezyme[registered trademark] enzyme, the recombinant form of Ceredase[registered trademark], while increasing supplies of Ceredase[registered trademark] enzyme in a challenging manufacturing environment. Through a corporate partnering arrangement and an acquisition, the Company established a leading position in the field of tissue repair. The Committee also noted that the Company had been positioned for continued substantial growth in the future, particularly with the creation of the Tissue Repair Division.

     Incentive Bonuses. A significant portion of the direct pay of executive officers consists of annual incentive bonuses. A bonus target was established for each officer prior to the beginning of 1995 using the same survey data considered in setting base salaries. As with base salaries, the bonus targets were recommended by the Chief Executive Officer for all officers other than himself and the Committee evaluated and approved the targets in light of the appropriate percentile of the salary ranges determined for each officer, taking into account the Committee's goal stated above for the total compensation package paid to Company officers.

     The bonus targets included both a corporate performance component and an individual performance component for all officers and a divisional performance component for those officers with operating responsibility for a specific business unit. The corporate performance component of the annual bonus was payable at the discretion of the Compensation Committee based on the extent to which the Company achieved the operating income goals approved by the Board of Directors in connection with setting the 1995 annual budget. The individual performance component was payable at the discretion of the Chief Executive Officer based on his evaluation of the executive officer's qualitative performance for the year. The divisional performance component was payable one-half at the discretion of the Compensation Committee based on the extent to which the business unit achieved the operating income goals approved by the Board of Directors in connection with setting the 1995 annual budget and one-half at the discretion of the Chief Executive Officer based on his evaluation of the executive officer's qualitative performance for the year.

     For the Company's executive officers other than Mr. Termeer, the 1995 combined bonus targets represented from 44% to 69% of base salary with the amount payable based on corporate and divisional performance ranging from 22% to 43% of the total amount payable. Mr. Termeer's 1995 bonus target was set at 81% of his base salary, reflecting the Committee's belief that a greater portion of the Chief Executive Officer's cash compensation should be tied to performance. Approximately 58% of Mr. Termeer's bonus target was payable based on individual performance and 42% was payable based on corporate performance.

For 1995, the Company surpassed its budgeted operating income and, therefore, each officer received 100% of his targeted corporate bonus under the formula previously established by the Committee. The Committee awarded Mr. Termeer 100% of his targeted individual bonus based on several achievements during the year. The Company substantially increased its total revenues from 1994 to 1995, reflecting increased sales in each of the Company's major business units and particularly increased sales of Ceredase[registered trademark] enzyme. In addition, the Company made significant scientific and clinical progress in several of its product development programs, notably the successful completion of clinical trials for Seprafilm[trademark].

     Stock Options. Annual stock option awards were made to executive officers in May 1995, the same time that stock option awards were made to all other qualified employees of the Company. Mr. Termeer was granted options to purchase 22,500 shares of General Division Stock and 22,500 shares of TR Stock and each other officer was granted options to purchase between 4,250 and 7,650 shares of General Division Stock and between 2,550 and 12,750 shares of TR Stock. The size of each officer's award for 1995 was determined based on an analysis of the present value (using the Black-Scholes option valuation model) of option grants by other companies in the biotechnology industry to employees at comparable salary levels to the Company's officers, taking into account the Committee's goal stated above for the total compensation package paid to each officer. The number of options previously granted to each officer was not specifically considered by the Committee.

     The Committee has periodically awarded executive officers special stock options, the exercisability of which may be accelerated upon the Company's achievement of specified revenue and profitability targets or specified increases in the Company's stock price within a certain time period. In December 1995, the Committee granted such special stock options to purchase General Division Stock and TR Stock to each officer. These options will become exercisable in full on June 30, 2005, but may be accelerated, separately with respect to each class of common stock, at the discretion of the Committee if the average closing price of shares of the General Division Stock for any period of ninety (90) consecutive trading days during the Measurement Period (as defined below) is equal to or greater than $100.00 per share (the "General Target Price") or if the average closing price of shares of the TR Stock for any period of ninety (90) consecutive trading days during the Measurement Period is equal to or greater than $40.00 per share (the "TR Target Price"). The "Measurement Period" will be from January 1, 1998 through and including December 31, 1998 if the average closing price for General Division Stock for the 90-day period starting 45 calendar days prior to December 31, 1996 and ending 45 calendar days after such date is greater than or equal to $67.26 per share plus the closing price of .136 share of TR Stock over such period, and otherwise the Measurement Period will be from April 1, 1998 through and including March 31, 1999. The General Target Price and the TR Target Price will be equitably adjusted by the Committee in the event of stock splits, dividends or combinations and other corporate transactions affecting the Company's outstanding common stock. These options were granted at fair market value on the date of grant.

     In May 1995, the Committee voted to accelerate the exercisability of the special stock options granted to each of the Company's officers in 1991 so that all of such options became exercisable immediately. This decision was based on the fact that the Company had achieved by the end of 1994 substantially all of the Company's financial goals for 1995 and that the Company's performance through April 1995 indicated that the Company's financial goals originally set for 1995 would have been met absent the creation of the Tissue Repair Division.

                         By the Compensation Committee,



                         Charles L. Cooney, Chairman
                         Constantine E. Anagnostopoulos
                         Henry R. Lewis


     The following tables set forth certain compensation information for the Chief Executive Officer of Genzyme and each of the four other most highly compensated executive officers of Genzyme.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                                                     ------                 ALL
                                          ANNUAL                                           OTHER
                                       COMPENSATION                Options(#)           COMPENSATION
                                       ------------                ----------           ------------

                                                           General
 Name and Principal                                       Division
      Position              Year   Salary($)   Bonus($)     Stock   TR Stock     GTC       ($)(1)
      --------              ----   ---------   --------     -----   --------     ---      ------
Henri A. Termeer            1995    549,039    450,000     50,910    78,055    10,000      15,234
 Chief Executive Officer    1994    499,231    387,500     60,000    66,000       ---      14,640
                            1993    459,462    225,000    105,000       ---       ---      14,388

Geoffrey F. Cox             1995    197,654    133,000     18,164    27,322       ---       1,875
 Senior Vice President,     1994    179,808    100,000     18,500    15,000       ---       1,875
 Operations                 1993    167,846     40,000     33,500       ---       ---       2,123

Gregory D. Phelps           1995    212,365    138,000     15,614    34,972       ---       1,875
 Senior Vice President      1994    179,712    100,000     18,500    37,500     2,000       1,875
                            1993    164,846     46,000     33,500       ---     2,000      13,568

Alan E. Smith               1995    225,539    100,000     22,709    18,433       ---       1,875
 Senior Vice President,     1994    201,788     81,500     18,500    15,000     4,000       1,875
 Research                   1993    190,831     50,000     33,500       ---     2,000       2,249

G. Jan van Heek             1995    209,000    102,500     18,164    27,322       ---         ---
 Vice President             1994    190,000     75,000     18,500    15,000       ---         ---
                            1993    174,000     35,000     28,000                 ---         ---

- ---------------

(1) The reported amounts consist of employer contributions under the Genzyme Corporation Retirement
Savings Plan, a 401(k) plan. For Mr. Termeer, the reported amounts also include insurance premiums of $13,359, $12,765 and $12,139 paid by Genzyme on his behalf in 1995, 1994 and 1993, respectively, for life and disability insurance benefits. For Mr. Phelps, the reported amount for 1993 also includes $11,508 for reimbursement of relocation expenses.



                        OPTION GRANTS IN LAST FISCAL YEAR
                        Individual Grants
                        -----------------
                                                                          Potential Realizable Value at
                    Number of     % of Total                               Assumed Annual Rates of Stock
                    Securities     Options      Exercise or             Price Appreciation for Option Term
                    Underlying    Granted to    Base Price              ----------------------------------
                     Options     Employees in   ($/Share)   Expiration
Name              Granted(#)(1)   Fiscal 1995      (1)         Date        0%($)     5%($)(2)         10%($)(2)
- ---------------------------------------------------------------------------------------------------------------
Henri A. Termeer
   Genzyme (TR)          22,500      1.4           6.00     5/18/2005        0         84,901          215,155
   Genzyme (TR)          55,555      3.5          17.50    12/15/2005        0        611,419        1,549,456
   Genzyme (General)     22,500      0.4         38.875     5/18/2005        0        550,086        1,394,027
   Genzyme (General)     28,410      0.5          56.00    12/15/2005        0        907,992        2,388,204

Geoffrey F. Cox
   Genzyme (TR)           5,100      0.9           6.00     5/18/2005        0         19,244           48,769
   Genzyme (TR)          22,222      1.4          17.50    12/15/2005        0        244,568          619,783
   Genzyme (General)      6,800      0.1         38.875     5/18/2005        0        166,248          421,306
   Genzyme (General)     11,364      0.2          56.00    12/15/2005        0        363,197          955,282

Gregory D. Phelps
   Genzyme (TR)          12,750      2.4           6.00     5/18/2005        0         48,110          121,921
   Genzyme (TR)          22,222      1.4          17.50    12/15/2005        0        244,568          619,783
   Genzyme (General)      4,250      0.1         38.875     5/18/2005        0        103,905          263,316
   Genzyme (General)     11,364      0.2          56.00    12/15/2005        0        363,197          955,282

Alan E. Smith
   Genzyme (TR)           5,100      0.9           6.00     5/18/2005        0         19,244           48,769
   Genzyme (TR)          13,333      0.8          17.50    12/15/2005        0        146,738          371,864
   Genzyme (General)      6,800      0.1         38.875     5/18/2005        0        166,248          421,306
   Genzyme (General)     15,909      0.3          56.00    12/15/2005        0        508,457        1,337,344

G. Jan van Heek
   Genzyme (TR)           5,100      0.9           6.00     5/18/2005        0         19,244           48,769
   Genzyme (TR)          22,222      1.4          17.50    12/15/2005        0        244,568          619,783
   Genzyme (General)      6,800      0.1         38.875     5/18/2005        0        166,248          421,306
   Genzyme (General)     11,364      0.2          56.00    12/15/2005        0        363,197          955,282

All Genzyme Stockholders
   Genzyme (TR)              --       --           6.00            --        0     46,792,628      118,095,679
   Genzyme (TR)              --       --          17.50            --        0    136,540,392      344,507,626
   Genzyme (General)         --       --         38.875            --        0    834,010,231    2,098,236,949
   Genzyme *General)         --       --          56.00            --        0  1,195,121,078    3,016,257,959

- ---------------

(1) The TR Stock and General Division Stock options shown on the first and third lines for each officer were granted on May 18, 1995, were exercisable with respect to 20% of such shares on the date of grant, will become exercisable with respect to an additional 20% of such shares on each of the next four anniversaries of the grant date, and were granted at fair market value on the date of grant. The TR Stock and General
Division Stock options shown on the second and fourth lines for each officer were granted on December 15,
1995. These options will become exercisable in full on June 30, 2005, but may be accelerated, separately with respect to each class of common stock, at the discretion of the Compensation Committee if the average closing price of shares of the General Division Stock for any period of ninety (90) consecutive trading days during the Measurement Period (as defined below) is equal to or greater than $100.00 per share (the "General
Target Price") or if the average closing price of shares of the TR Stock for any period of ninety (90)
consecutive trading days during the Measurement Period is equal to or greater than $40.00 per share (the
"TR Target Price"). The "Measurement Period" will be from January 1, 1998 through and including December 31,
1998 if the average closing price for General Division Stock for the 90-day period starting 45 calendar days prior to December 31, 1996 and ending 45 calendar days after such date is greater than or equal to $67.26 per share plus the closing price of .136 share of TR Stock over such period, and otherwise the Measurement Period will be from April 1, 1998 through and including March 31, 1999. The General Target Price and the TR Target Price will be equitably adjusted by the Compensation Committee in the event of stock splits, dividends or combinations and other corporate transactions affecting the Company's outstanding common stock. These options were granted at fair market value on the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying TR Stock or General Division Stock. No gain to the optionees is possible without an increase in the price of the underlying stock, which will benefit all shareholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the trading price of General Division Stock and TR Stock would have to be approximately 63% and 159% above the respective exercise prices for each option, or approximately $9.78 and $15.54 for the TR Stock options with a $6.00 exercise price and $28.53 and $45.33 for the TR Stock options with a $17.50 exercise price, or approximately $63.37 and $100.69 for the General Division Stock options with a $38.875 exercise price and $91.28 and $145.04 for the General Division Stock options with a $56.00 exercise price. The amounts shown for all Genzyme stockholders reflect the potential value to all stockholders if the TR Stock or the General Division Stock appreciates at the rates shown over the term of the options, assuming a purchase in 1995 at the option exercise prices shown.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                     Number of Securities       Values of Unexercised
                                                    Underlying Unexercised          In-the-Money
                                                         Options at                 Options at
                         Shares                      December 31, 1995(#)       December 31, 1995($)
                       Acquired on      Value            Exercisable/               Exercisable/
       Name             Exercise(#)  Realized(#)        Unexercisable             Unexercisable(1)
- -----------------------------------------------------------------------------------------------------
Henri A. Termeer
   Genzyme (General)        --              --          425,750/177,410         $18,693,739/4,776,251
   Genzyme (TR)             --              --           75,093/129,496               882,188/790,664

Geoffrey F. Cox
  Genzyme (General)     32,550       1,431,949            73,493/58,671         $ 2,797,627/1,544,527
  Genzyme (TR)              --              --            17,429/40,956               200,392/200,338

Gregory D. Phelps
  Genzyme (General)         --              --            69,483/56,631         $ 1,309,811/1,496,587
  Genzyme (TR)              --              --            26,811/60,576               268,715/410,961

Alan E. Smith
  Genzyme (General)     20,350         894,595            68,493/63,216         $ 2,485,805/1,571,042
  Genzyme (TR)              --              --            17,518/31,738               206,147/197,581

G. Jan van Heek
  Genzyme (General)         --              --            26,493/55,171         $   792,204/1,471,422
  Genzyme (TR)              --              --            10,412/18,260               111,676/196,241


- ---------------------

(1) Based on the difference between the option exercise price and the closing price of the underlying common stock on December 29, 1995, which closing price was $62.375 in the case of
General Division Stock and $15.875 in the case of TR Stock.


                         EXECUTIVE EMPLOYMENT AGREEMENTS

     Henri A. Termeer, President and Chief Executive Officer of Genzyme, has an employment agreement with Genzyme that renews automatically each January 1 for an additional one year period, unless prior written notice of nonrenewal is given. The agreement provided for an initial annual base salary in 1990 of $300,000, subject to increase in subsequent years as determined by the Board of Directors or Compensation Committee, as well as certain life and disability insurance benefits. The agreement entitles Mr. Termeer to participate in Genzyme's cash bonus plan and in any equity incentive plans established by Genzyme. In addition, the agreement provides for a lump sum payment of two times annual salary and bonus and full vesting of all rights and options (other than certain performance options) under stock or other equity incentive plans in the event that Mr. Termeer's employment is terminated by Genzyme without cause (as defined). If Mr. Termeer's employment is terminated by Genzyme without cause or by Mr. Termeer for good reason (as defined) following a change in control of Genzyme, Genzyme will make a lump sum severance payment to him of three times annual salary and bonus. Upon such termination, the agreement also provides for
(i) a cash payment equal to the additional retirement benefit that would have been earned under any retirement plan of Genzyme if employment had continued for three years, (ii) continuation of his life, accident and health insurance coverage for three years, except to the extent comparable benefits are provided by a subsequent employer and (iii) in certain circumstances, legal costs and relocation expenses associated with such termination. The agreement contains customary confidentiality, non-competition and ownership of inventions provisions.

                         EXECUTIVE SEVERANCE AGREEMENTS

     Genzyme has Executive Severance Agreements with its executive officers other than Mr. Termeer, pursuant to which payments will be made under certain circumstances following a change in control of the Company. The Agreements are automatically renewed for successive one year terms each January 1 unless prior written notice of nonrenewal is given. These agreements provide that in the event the officer's employment is terminated by Genzyme without cause or by the officer for good reason following a change in control, Genzyme will make a lump sum severance payment to the officer of two times (in the case of David J. McLachlan, Genzyme's Chief Financial Officer, three times) annual salary and bonus. Upon such termination, the Agreements also provide for (i) a cash payment equal to the additional retirement benefit which would have been earned under Genzyme's retirement plans if employment had continued for two years (in the case of Mr. McLachlan, three years) following the date of termination, (ii) participation in the life, accident and health insurance plans of Genzyme for such period except to the extent such benefits are provided by a subsequent employer and (iii) in certain circumstances, legal costs and relocation expenses associated with such termination.

                         COMPENSATION FROM THIRD PARTIES

     Peter Wirth, Senior Vice President and General Counsel of the Company, is a partner of Palmer & Dodge, outside counsel to Genzyme, Neozyme II Corporation ("Neozyme II") and GTC. Mr. Wirth participates as a partner of Palmer & Dodge in revenues for legal services rendered to Genzyme, Neozyme II and GTC.




                                      -17

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Cooney has provided consulting services to Genzyme since 1983. Dr. Cooney received $30,000 in 1995 and will receive $30,000 in 1996 for a minimum of 20 days per year of consulting services.

                PROPOSALS TO AMEND THE 1990 EQUITY INCENTIVE PLAN

GENERAL

     The purpose of the Genzyme Corporation 1990 Equity Incentive Plan (the "Equity Plan") is to attract and retain key employees and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock and stock units (the "Awards") to employees and consultants of the Company and its affiliates ("Eligible Persons").

     Currently, Awards may be made under the Equity Plan for up to 7,600,000 shares of General Division Stock and up to 2,000,000 shares of TR Stock, subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock. In addition, shares may be issued under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the number of shares available for award under the Equity Plan.

     As of March 29, 1996, approximately 2,365 employees were eligible to participate in the Equity Plan. The closing price of the Company's General Division Stock and TR Stock as reported by the Nasdaq National Market System on March 29, 1996 was $55.00 and $16.375, respectively.

ADMINISTRATION AND ELIGIBILITY

     Awards under the Equity Plan are granted at the discretion of the Compensation Committee which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. The exercise price of any incentive stock option or non-statutory stock option granted under the Equity Plan may not be less than the fair market value of the General Division Stock or TR Stock, as the case may be, on the date of grant.

     The Compensation Committee has adopted standards for the number of options that may be awarded to all employees other than executive officers upon joining the Company (the "New Hire Grant Matrix") and to qualified employees other than executive officers on an annual basis (the "Annual Grant Matrix"). Awards made under the New Hire Grant Matrix are based on the salary grade of the employee at his or her date of hire and generally increase commensurate with the level of responsibility associated with the salary grade. Awards under the Annual Grant Matrix are based upon an assessment of an employee's performance during the prior year. In order to qualify to receive an annual award, an employee's performance must be rated as having "fully met expectations" for his or her position by the Senior Vice President responsible for the division to which the employee is assigned. The Compensation Committee has delegated to the Senior Vice President, Human Resources, the power to administer the standards and make awards in amounts consistent with the standards and the recommendations provided by the Senior Vice Presidents.

     The standards may be changed at any time by the Compensation Committee. In addition, the Committee periodically reviews the standards to determine whether the levels of awards appropriately reflect the growth of the Company and the value of its common stock. As a result of such reviews, the standards have been adjusted in each of the last three years to reduce the number of shares awarded at each salary grade to levels commensurate with the Company's growth and the increases in the value of its common stock.

     As of March 29, 1996, options to purchase an aggregate of 7,513,358 shares of General Division Stock and 1,776,467 shares of TR Stock had been granted under the Equity Plan. Of the foregoing, options to purchase an aggregate of 2,484,036 shares of General Division Stock and 922,246 shares of TR Stock had been granted to current executive officers and options to purchase an aggregate of 5,029,322 shares of General Division Stock and 854,221 shares of TR Stock had been granted to all other employees. After taking into account shares available as a result of cancellation of options granted under the Equity Plan, 128,027 shares of General Division Stock and 202,905 shares of TR Stock remain available for Awards under the Equity Plan. No stock appreciation rights, performance shares, restricted stock, stock units or other stock-based awards have been granted under the Equity Plan.

PROPOSED AMENDMENTS TO THE EQUITY PLAN

     The Board of Directors has voted, subject in each case to the approval of the stockholders, to increase the aggregate number of shares of General Division Stock that may be subject to grants under the Equity Plan from 7,600,000 to 9,900,000 and the aggregate number of shares of TR Stock that may be subject to grants under the Equity Plan from 2,000,000 to 3,300,000, subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock. The Company believes that this increase is necessary and appropriate for the following reasons:

- -    It remains the policy of the Company to grant stock options to all employees, not just executive officers, on their hire date and annually thereafter to all employees who are rated as having "fully met expectations." The Company believes that this policy is a critical factor in its ability to attract and retain qualified employees since a majority of biotechnology companies have similar policies. Moreover, the Company believes that this policy has had a beneficial effect on maintaining its employee turnover rate of 7% over the past four years as compared to an industry average of 20%.

- -    Since May 1995, the last time the stockholders approved an increase in the number of shares of General Division Stock available under the Equity Plan, the number of people employed by the Company has grown by 15%. In addition, the number of people employed by the Company has increased 29% since December 1994, the last time the stockholders approved an increase in the number of shares of TR Stock available under the Equity Plan.

- -    The Company's own analysis indicates that the value of the regular annual stock options granted to its five most highly compensated executives in 1995 was below the average of similar grants reported for 1994 by the 10 largest biotechnology companies. In addition, the value of the regular annual stock options granted to the Company's Senior Vice Presidents in 1995 ranked approximately in the 45th percentile of the 27 largest biotechnology companies. The Company has also granted special stock options to its executive officers that are tied specifically to the Company's performance. Historically, these performance objectives have been based on achieving specific revenue, profitability or stock price goals within relatively short periods of time, all of which are consistent with increasing shareholder value.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Equity Plan.

     If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

VOTES REQUIRED

     The affirmative vote of the holders of a majority in interest of the General Division Stock and TR Stock present, or represented, and entitled to vote at the meeting is required to approve the two proposed amendments to the Equity Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE PROPOSALS
                                               ---

              PROPOSAL TO AMEND THE 1988 DIRECTOR STOCK OPTION PLAN

GENERAL

     The purpose of the Genzyme 1988 Director Stock Option Plan (the "Director Plan") is to attract and retain qualified persons, who are not also officers or employees of Genzyme, to serve as directors of Genzyme and to encourage stock ownership in Genzyme by such directors so as to provide additional incentives to promote the success of Genzyme. The Director Plan authorizes the grant of nonstatutory stock options for the purchase of a maximum of 100,000 shares of General Division Stock and 70,000 shares of TR Stock (subject in each case to adjustment for stock splits and similar capital changes) to Eligible Directors as defined below. As of the date hereof, options to purchase an aggregate of 80,800 shares of General Division Stock and 49,052 shares of TR Stock had been granted under the Director Plan.

     All directors of Genzyme who are not employees of Genzyme ("Eligible Directors") are eligible to participate in the Director Plan, unless such director irrevocably elects not to participate. Currently, six of Genzyme's seven directors are Eligible Directors.

     For a description of the Director Plan, see "Election of Directors-Director Compensation."

DESCRIPTION OF AMENDMENT TO DIRECTOR PLAN

     The Board of Directors has voted, subject to the approval of the stockholders, to increase the size of annual grants to Directors under the Director Plan. Under the Director Plan as amended, upon election at an annual meeting of the stockholders, Eligible Directors would be awarded, for each year of the term of office to which the director is elected, (i) an option to purchase 2,000 shares of General Division Stock and (ii) an option to purchase a number of shares of TR Stock equal to 500 times a fraction, the numerator of which is the fair market value of General Division Stock and the denominator of which is the fair market value of TR Stock. Thus, an Eligible Director would receive, for each year of the term of office to which the director is elected, an option to purchase an amount of TR Stock with a market value equal to 500 shares of General Division Stock.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO DIRECTOR PLAN

     Options granted under the Director Plan are nonstatutory stock options. No income is realized by the director at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the director in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) Genzyme receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by Genzyme.

VOTE REQUIRED

     The affirmative vote of the holders of a majority in interest of General Division Stock and TR Stock present, or represented, and entitled to vote at the meeting is required to approve the proposed amendment to the Director Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL
                                                    ---

                    PROPOSAL TO ADOPT THE GENZYME CORPORATION
                      DIRECTORS' DEFERRED COMPENSATION PLAN

PLAN DESCRIPTION

     On March 14, 1996, the Board of Directors of the Company adopted the Genzyme Corporation Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"), subject to stockholder approval. The Deferred Compensation Plan allows each member of the Genzyme Board of Directors who is not also an officer or employee of Genzyme to defer receipt of all or a portion of the cash compensation payable to him or her as a director of Genzyme. See "Election of Directors - Director Compensation - Director Fees." Compensation may be deferred until termination of service as a director or, subject to certain restrictions, such other date as may be specified by the director. All of the current directors of the Company other than Mr. Termeer are eligible to participate in the Deferred Compensation Plan. This summary of the Deferred Compensation Plan is qualified in its entirety by reference to the full text of the Deferred Compensation Plan, which is attached hereto and incorporated herein by reference.

     Under the terms of the Deferred Compensation Plan, a deferral account will be established for each participating director. The deferral account will consist of a subaccount for amounts earning interest, which will be denominated on a dollar basis (the "cash account"), and a subaccount for amounts invested in hypothetical shares of General Division Stock or TR Stock, which will be denominated on a share basis (the "stock account"). Pursuant to a deferral agreement with the Company, each participant will indicate the percentage of future deferrals to be invested in the cash account and the stock account and, for deferrals to be invested in the stock account, the allocation of such deferrals between General Division Stock and TR Stock. Amounts deferred to the cash account will bear interest at the rate paid on 90-day Treasury bills. Such interest will be credited on a quarterly basis and, following credit to the cash account, will be included in the balance upon which interest is paid in subsequent quarters. Amounts deferred to the stock account will be converted on a quarterly basis into a number of shares of General Division Stock and/or a number of shares of TR Stock equal to the amount of compensation which the participant has elected to defer and invest in each such class of stock divided by the applicable stock price for such class. The applicable stock price for each of the General Division Stock and the TR Stock means the average of the closing price of each such class for all trading days during the calendar quarter preceding the conversion date as reported by the Nasdaq National Market.

     Distributions from the deferral account may be paid in a lump sum or in annual installments for a period of up to five years and will commence in the calendar year following a participant's termination of service as a director or, subject to certain restrictions, such other calendar year as may be specified by the participant. Distributions will consist of (a) cash in the amount credited to the participant's account (pro rated, if paid in installments) and (b) the number of shares of General Division Stock and/or TR Stock credited to his or her stock account (pro rated, if paid in installments). However, if a distribution is made while a participant is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), distributions from the stock account will be in cash. Prior to distribution, shares credited to a participant's stock account are not considered actual shares of common stock of Genzyme for any purpose and a participant will have no rights as a stockholder with respect to such shares.

     Genzyme has reserved 25,000 shares of General Division Stock and 100,000 shares of TR Stock to cover distributions of shares credited to stock accounts under the Deferred Compensation Plan. In the event of any stock dividend, split-up, combination or reclassification of shares, recapitalization or similar capital change relating to the General Division Stock or the TR Stock, the maximum aggregate number and kind of shares or securities of Genzyme that may be issued under the Deferred Compensation Plan shall be appropriately adjusted by the Board of Directors.

VOTE REQUIRED

     The affirmative vote of the holders of a majority in interest of General Division Stock and TR Stock present, or represented, and entitled to vote at the meeting is required to approve the proposed amendment to the Deferred Compensation Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL
                                                    ---
                              CERTAIN TRANSACTIONS

     IG. On October 2, 1995, IG Laboratories, Inc. ("IG") was merged with and into Genzyme and became part of the diagnostic services unit of the General Division. Prior to the merger, Henri A. Termeer was Chairman of the IG Board.

     Genzyme and IG were parties to a Service Agreement under which IG paid Genzyme a monthly fee for certain basic services provided by Genzyme, such as treasury, data processing and laboratory support services. Genzyme and IG were also parties to a sublease agreement pursuant to which Genzyme sublet a portion of one of its facilities in Framingham, Massachusetts to IG and a credit agreement pursuant to which Genzyme extended to IG an unsecured line of credit of up to $9 million at an annual interest rate of 6.2%. Pursuant to the services, sublease and credit agreements, Genzyme received $2.2 million from IG in 1995. In connection with Genzyme's acquisition in October 1992 of Vivigen, Inc., a genetic diagnostic services company, Genzyme entered into a management agreement with IG under which IG managed all aspects of the business of Vivigen in exchange for an annual fee in the amount of 3% of Vivigen's net service revenues and an annual incentive fee in the event that Vivigen's annual operating cash flow exceeded its operating cash flow for 1992. Genzyme paid an aggregate of $3.3 million in management fees to IG in 1995.

     NEOZYME II. In May 1992, Genzyme and Neozyme II completed a public offering of 2,415,000 units, each unit consisting of one share of Neozyme II callable common stock, one Series N warrant to purchase a share of Genzyme common stock and one callable warrant to purchase a share of Genzyme common stock, which resulted in gross proceeds to Neozyme II of approximately $85 million. Under the terms of the agreements between Genzyme and Neozyme II, Genzyme licensed to Neozyme II all technology owned or controlled and sublicensable by it that may be useful in developing products for the treatment of cystic fibrosis and Neozyme II agreed to utilize substantially all of the net proceeds of the offering to engage Genzyme to perform research, development and clinical testing of products for the treatment of cystic fibrosis. In 1995, Genzyme received an aggregate of $22.3 million from Neozyme II under the agreements between the companies. Mr. Termeer is Chairman of the Board of Neozyme II.

     GTC. Genzyme currently holds approximately 48.2% of the outstanding common stock of GTC, a company engaged in the application of transgenic technology to the development and production of recombinant proteins for therapeutic and diagnostic uses. GTC, through its wholly-owned subsidiary TSI Corporation, is also a leading provider of preclinical efficacy and toxicology testing, in vitro testing, and production of biologics for the pharmaceutical, biotechnology and chemical industries. Mr. Termeer is Chairman of the Board of GTC. Genzyme and GTC are parties to a services agreement under which GTC pays Genzyme for certain basic services provided by Genzyme, such as treasury, data processing and laboratory support services, a sublease agreement pursuant to which Genzyme subleases a portion of one of its facilities in Framingham, Massachusetts to GTC and a research and development agreement pursuant to which Genzyme and GTC each perform certain research services for each other. During 1995, Genzyme received approximately $2.8 million from GTC pursuant to the three agreements between the companies and GTC received approximately $0.7 million from Genzyme pursuant to the research and development agreement.

     On February 10, 1995, GTC sold 500,000 shares of its common stock to Genzyme at a purchase price of $8.00 per share, or an aggregate purchase price of $4 million, pursuant to a common stock put agreement between GTC and Genzyme entered into at the time of GTC's initial public offering.

     On May 23, 1995, GTC entered into an agreement to acquire all of the outstanding stock of Biodevelopment Laboratories, Inc., a privately-held laboratory ("BDL"), in exchange for shares of GTC common stock. In connection with this acquisition, Genzyme entered into a Securities Exchange Agreement with GTC pursuant to which Genzyme issued 33,945 shares of Genzyme General Division Stock to BDL stockholders in exchange for 475,467 shares of GTC common stock on July 3, 1995.

     On June 8, 1995, GTC sold 1,333,333 shares of its common stock to Genzyme in exchange for the cancellation of $3,999,999 of GTC's indebtedness under a line of credit and term loan agreement (the "GTC Loan Agreement") entered into in July 1994. The largest amount outstanding under the GTC Loan Agreement during the fiscal year ended December 31, 1995 was $6.0 million. The GTC Loan Agreement was terminated in December 1995 and replaced with $1.0 million of bank financing which is guaranteed by Genzyme. In exchange for this guaranty, Genzyme received a warrant to purchase 145,000 shares of GTC Common Stock at a price of $2.4375 per share.

     On March 29, 1996, Genzyme and GTC entered into a Convertible Debt and Development Funding Agreement under which (i) Genzyme has made available to GTC a $10 million credit line of 7% debt payable on March 31, 1998 and convertible, at the option of Genzyme and, in certain circumstances, GTC, into shares of GTC Common Stock, (ii) Genzyme has agreed to fund the development costs associated with transgenic recombinant antithrombin III ("ATIII") and (iii) in exchange for funding such development costs and for making available the credit line, Genzyme has received the right to co-market ATIII with GTC throughout the world, other than Asia.

                        SECURITIES EXCHANGE ACT REPORTING

     The Company's executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

     Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1995 the executive officers and directors of the Company complied with all applicable Section 16(a) filing requirements, except that Messrs. McLachlan and Rasmussen, executive officers of the Company, reported on May 11, 1995 the sale of shares of General Division Stock purchased under the Company's Employee Stock Purchase Plan, the reports for which were due on April 10, 1995.

                         INFORMATION CONCERNING AUDITORS

     The firm of Coopers & Lybrand L.L.P., independent accountants, audited the Company's financial statements for the years ending December 31, 1995, 1994 and 1993. The Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as the Company's auditors for its fiscal year ending December 31, 1996. Representatives of Coopers & Lybrand L.L.P. are expected to attend the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 1997 annual meeting, it must be received by the Company at One Kendall Square, Cambridge, Massachusetts 02139, Attention:
David J. McLachlan, no later than December 13, 1996.

                          ADVANCE NOTICE PROVISIONS FOR
                      STOCKHOLDER PROPOSALS AND NOMINATIONS

     The By-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Clerk of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date other than the third Thursday in May and notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of proxies on behalf of the Board of Directors, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock. In addition to use of the mails, proxies may be solicited by officers and employees of the Company in person or by telephone. Genzyme has retained a professional proxy solicitation firm to assist in the solicitation of proxies at a cost that Genzyme anticipates will not exceed $12,000.

                                  OTHER MATTERS

     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                                                                      APPENDIX A


                    Adopted by directors on March 14, 1996



                     GENZYME CORPORATION DIRECTORS' DEFERRED
                                COMPENSATION PLAN

                                    ARTICLE I
                                    ---------

                                     GENERAL
                                     -------


     1.1 ESTABLISHMENT OF PLAN. Genzyme Corporation ("Genzyme") hereby establishes the Genzyme Directors' Deferred Compensation Plan (the "plan"), effective as of May 16, 1996, to allow each member of the Genzyme Board of Directors who is not also an officer or employee of Genzyme to defer receipt of all or a portion of the cash compensation payable to him or her as a director of Genzyme until his or her termination of service as a director or, subject to requirements set forth in Section 3.1, such other date as may be specified by him or her.

     1.2 NO RIGHT TO CORPORATE ASSETS. This plan is unfunded and Genzyme will not be required to set aside, segregate, or deposit any funds or assets of any kind to meet its obligations hereunder. Nothing in this plan will give a participant, a participant's beneficiary or any other person any equity or other interest in the assets of Genzyme, or create a trust of any kind or a fiduciary relationship of any kind between Genzyme and any such person. Any rights that a participant, beneficiary or other person may have under this plan will be solely those of a general unsecured creditor of Genzyme.

     1.3 LIMITATION ON RIGHTS CREATED BY PLAN. Nothing in this plan will give a participant any right to continue as a director of Genzyme.

     1.4 NONALIENATION OF BENEFITS. The rights and benefits of a participant in this plan are personal to the participant. No interest, right or claim under this plan and no distribution therefrom will be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution or levy, except by designation of beneficiaries as provided in Section 3.6.

     1.5 BINDING EFFECT OF PLAN. This plan will be binding upon and inure to the benefit of participants and designated beneficiaries and their heirs, executors and administrators, and to the benefit of Genzyme and its assigns and successors in interest.

     1.6 ADMINISTRATION. This plan will be administered by the Clerk of Genzyme who will have sole responsibility for its interpretation.

     1.7 INTERPRETATION. This plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.


                                   ARTICLE II
                                   ----------

                            DEFERRAL OF COMPENSATION
                            ------------------------

     2.1 DEFERRAL AGREEMENT. Any active member of the Board of Directors of Genzyme who is not an officer or employee of Genzyme or its subsidiaries (an "outside director") is eligible to participate in this plan. An outside director may participate in the plan by executing an agreement before the first day of any calendar quarter in which such agreement will take effect authorizing Genzyme to defer all or a portion of his or her compensation as director (the "deferral agreement"). A deferral agreement will remain in effect for each succeeding calendar quarter unless the participant files a written revocation or superseding deferral agreement with the Clerk. A deferral agreement for any particular quarter is irrevocable after the last day of the immediately preceding calendar quarter.

     2.2 AMOUNT OF DEFERRAL. Each participant may elect in his or her deferral agreement to defer 25 percent, 50 percent, 75 percent or 100 percent of the total cash compensation paid to the participant as an outside director of Genzyme.

     2.3 DEFERRAL ACCOUNT. For bookkeeping purposes only, the Clerk will establish and maintain an account (the "deferral account") for each participant which documents the compensation deferred by the participant, earnings credited to the account and payments from the account. The deferral account will consist of a subaccount for amounts earning interest, which will be denominated on a dollar basis (the "cash account"), and a subaccount for amounts invested in hypothetical shares of Genzyme General Division Common Stock, $0.01 par value ("General Stock"), or Genzyme Tissue Repair Division Common Stock, $0.01 par value ("TR Stock"), which will be denominated on a share basis (the "stock account"). Each participant will indicate in his or her deferral agreement the percentage of future deferrals to be invested in the cash account and the stock account and, for deferrals to be invested in the stock account, the allocation of such deferrals between General Stock and TR Stock. Amounts may not be transferred between the cash account and the stock account.

     2.4 CASH ACCOUNT. As of the first day of each calendar quarter, the Clerk will credit to the participant's cash account an amount equal to the amount of compensation otherwise payable to the participant in the preceding calendar quarter which the participant has elected to defer and invest in the cash account. As of the last day of each calendar quarter, the Clerk will credit interest on the balance in the cash account on that date at the rate paid on 90-day Treasury bills hypothetically purchased on the first day of such calendar quarter. For a participant receiving installment payments, interest will be credited on the balance from time to time remaining in the cash account until the account has been completely paid.

     2.5 STOCK ACCOUNT. As of the first day of each calendar quarter, the Clerk will credit to the participant's stock account a number of shares of General Stock and/or a number of shares of TR Stock, in each case equal to the amount of compensation otherwise payable to the participant in the preceding calendar quarter which the participant has elected to defer and invest in each such class of common stock divided by the applicable stock price for such class of common stock. The applicable stock price for each of the General Stock and the TR Stock shall mean the average of the closing price of each such class of stock for all trading days during the applicable calendar quarter as reported by the Nasdaq National Market. As of the date of payment of any cash dividend on either class of common stock, the Clerk will credit to the stock account a number of shares of the class of common stock upon which such dividend was declared equal to (i) the cash dividend per share times the number of shares of such class credited to the stock account as of the dividend record date divided by (ii) the closing price for such class of common stock on the date of payment of the dividend. As of the date of payment of any stock dividend on either class of common stock, the Clerk will credit to the stock account a number of shares equal to the stock dividend declared times the number of shares of the class of common stock upon which such dividend was declared credited to the stock account as of the dividend record date. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or similar change affecting either class of common stock, appropriate adjustment will be made in the number and/or kind of shares credited to the stock account. The stock account is maintained for bookkeeping purposes only. Prior to distribution to a participant under Section 3.3 or 3.4, shares credited to the stock account are not considered actual shares of common stock of Genzyme for any purpose and a participant will have no rights as a stockholder with respect to such shares. Shares will include fractional shares computed to three decimal places.

     2.6 SHARES SUBJECT TO THE PLAN. The aggregate number of shares of General Stock and TR Stock which may be issued under the plan is 25,000 shares and 100,000 shares, respectively. In the event of any stock dividend, split-up, combination or reclassification of shares, recapitalization or similar capital change relating to the General Stock or the TR Stock, the maximum aggregate number and kind of shares or securities of Genzyme that may be issued under the plan shall be appropriately adjusted by the Genzyme Board of Directors (whose determination shall be conclusive).

                                   ARTICLE III
                                   -----------

                        PAYMENT OF DEFERRED COMPENSATION
                        --------------------------------

     3.1 COMMENCEMENT OF PAYMENT. Each participant will elect in his or her deferral agreement to have payments commence in the calendar year following his or her termination of service as a director or such other calendar year as may be specified; provided, however, that if a participant elects to have payments commence in a calendar year other than the calendar year following his or her termination of service as a director, the earliest calendar year that a participant may elect to have payments commence shall be the second calendar year following the date of such election. For example, a deferral agreement executed in 1996 may not specify a payment commencement date earlier than 1998. Such election will be irrevocable.

     3.2 ELECTION OF FORM OF PAYMENT. Each participant will elect in his or her deferral agreement to have his or her deferral account paid in either a lump sum or in annual installments for a period specified by the participant, which period may not exceed five years.

     3.3 LUMP SUM PAYMENTS. A participant who elects to have his or her deferral account paid in a lump sum will receive the lump sum payment on or before March 1 of the year specified in the deferral agreement for commencement of payment. The lump sum payment will consist of (a) cash in the amount credited to his or her cash account, and (b) subject to Section 3.5, the number of shares of General Stock and TR Stock credited to his or her stock account; provided, however, that no fractional shares will be issued under the plan and the number of shares issued will be rounded down to the nearest full share.

     3.4 INSTALLMENT PAYMENTS. A participant who elects to have his or her deferral account paid in annual installments will receive an installment payment on or before March 1 of each year that installments are due commencing with the year specified in his or her deferral agreement. Each installment payment will consist of (a) cash in the amount credited to his or her cash account on the date of payment divided by the number of annual installments remaining to be paid, and (b) subject to Section 3.5, the number of shares of General Stock and TR Stock, respectively, credited to his or her stock account divided by the number of annual installments remaining to be paid; provided, however, that no fractional shares will be issued under the plan and the number of shares issued will be rounded down to the nearest full share.

     3.5 LIMITATION ON STOCK DISTRIBUTIONS. If a participant would receive any payment from his or her stock account before the end of the period during which his or her transactions in Genzyme's equity securities are subject to reporting under Section 16 of the Securities Act of 1933, such payments shall be made in accordance with Section 3.3 or 3.4, as applicable, except that in lieu of shares, the participant shall receive cash in an amount equal to the number of shares of each class of common stock in his or her stock account times the closing price for each class as of the trading day preceding the date of distribution.

     3.6 BENEFICIARIES. A participant may designate in his or her deferral agreement a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon his or her death. A participant may elect to have payments to beneficiaries paid in a lump sum or in annual installments for a period not to exceed five years. At any time, and from time to time, a participant may change or revoke his or her designation of beneficiary or form of payment without the consent of any beneficiary. Any such designation, change or revocation must be made in writing and filed with the Clerk. If the participant designates more than one beneficiary, any payments to beneficiaries will be made in equal percentages unless the participant designates otherwise. Any portion of a participant's deferral account that is not disposed of by designation of beneficiary upon the participant's death will be paid to his or her estate.

     3.7 PAYMENTS ON DEATH. If a participant dies before full payment of his or her deferral account, Genzyme will make payments to the participant's designated beneficiary or beneficiaries, or to his or her estate, of the amount remaining in the deceased participant's deferral account. Such payments will be in the form designated by the participant and will commence on the first day of the calendar quarter following the death of the participant (or as soon thereafter as practicable) and, in the case of annual installments, will be paid on or before March 1 of each succeeding year.

     3.8 HARDSHIP DISTRIBUTIONS FROM ACCOUNTS. The Clerk may, in his discretion, distribute a portion or all of a participant's cash account in case of the participant's financial hardship. The Clerk will determine the date of payment of the distribution. Hardship distributions are not permitted from a participant's stock account.

                                   ARTICLE IV
                                   ----------

                            AMENDMENT AND TERMINATION
                            -------------------------

     4.1 AMENDMENT. Genzyme may, without the consent of any participant, beneficiary or other person, amend the plan at any time and from time to time; provided, however, that no amendment will reduce the amount credited to the deferral account of any participant.

     4.2 TERMINATION. Genzyme may terminate the plan at any time. Upon termination of the plan, payments from a participant's deferral account shall be made in the manner and at the time prescribed in Article III; provided, however, that Genzyme may, in its discretion, distribute a participant's deferral account in a lump sum as soon as practicable after the date the plan is terminated.

                                                                    APPENDIX B

                    Adopted by directors on March 15, 1990
                    Approved by shareholders on May 17, 1990
                    Amended by directors on March 14, 1991
                    Approved by shareholders on May 16, 1991
                    Amended by directors on March 17, 1993
                    Approved by shareholders on May 21, 1993
                    Amended and restated by directors on August 25, 1994 Approved by shareholders on December 12, 1994
                    Amended by directors on March 10, 1995
                    Approved by shareholders on May 18, 1995
                    Amended by directors on March 14, 1996


                               GENZYME CORPORATION

                           1990 EQUITY INCENTIVE PLAN
                           --------------------------


SECTION 1.  PURPOSE
            -------

         The purpose of the Genzyme Corporation 1990 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants to provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

         The Plan constitutes an amendment and restatement of the Company's 1983 Stock Option Plan, 1985 U.K. Stock Option Scheme, 1988 Officer Stock Option Plan and 1989 Stock Option Plan (collectively, the "Prior Plans"), which are hereby merged with and into the Plan, and the separate existence of the Prior Plans shall terminate on the effective date of the Plan. The rights and privileges of holders of outstanding options and rights under the Prior Plans shall not be adversely affected by the foregoing action.


SECTION 2.  DEFINITIONS
            -----------

         "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

         "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means a committee of not less than three members of the Board appointed by the Board to administer the Plan, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or any successor provision.

         "General Stock" means the General Division Common Stock, $0.01 par value, of the Company.

         "Company" means Genzyme Corporation.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, designated Beneficiary shall mean the Participant's estate.

         "Fair Market Value" means, with respect to General Stock, TR Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Incentive Stock Option" means an option to purchase shares of General Stock or TR Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of General Stock or TR Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Participant" means a person selected by the Committee to receive an Award under the Plan.

         "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

         "Performance Shares" mean shares of General Stock or TR Stock which may be earned by the achievement of performance goals awarded to a Participant under
Section 8.

         "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

         "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

         "Restricted Stock" means shares of General Stock or TR Stock subject to forfeiture awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of General Stock or TR Stock over the exercise price awarded to a Participant under Section 7.

         "Stock Unit" means an award of General Stock or TR Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of General Stock or TR Stock, respectively, awarded to a Participant under
Section 10.

         "TR Stock" means the Tissue Repair Division Common Stock, $0.01 par value, of the Company.


SECTION 3.  ADMINISTRATION
            --------------

         The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant.

SECTION 4.  ELIGIBILITY
            -----------

         All employees, and in the case of Awards other than Incentive Stock Options, consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

SECTION 5.  STOCK AVAILABLE FOR AWARDS
            --------------------------

         (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 9,900,000 shares of General Stock (including outstanding Awards under the Prior Plans) and up to 3,300,000 shares of TR Stock. If any Award in respect of shares of General Stock or TR Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. General Stock or TR Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase General Stock or TR Stock at a price substantially below fair market value, or other similar transaction affects the General Stock or TR Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.


SECTION 6.  STOCK OPTIONS
            -------------

         (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options relating to either General Stock or TR Stock and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

         (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the General Stock or TR Stock, as the case may be, on the date of award.

         (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

         (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of General Stock or TR Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

         (e) The Committee may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.


SECTION 7.  STOCK APPRECIATION RIGHTS
            -------------------------

         (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs shall have an exercise price of not less than the Fair Market Value of the General Stock or TR Stock, as the case may be, on the date of award, or in the case of SARs in tandem with Options, the exercise price of the related Option.

         (b) An SAR related to an Option which can only be exercised during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for General Stock or TR Stock, as the case may be, in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the General Stock or TR Stock is normally traded.


SECTION 8.  PERFORMANCE SHARES
            ------------------

         (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the General Stock or TR Stock, as the case may be, on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

         (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

         (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including General Stock, TR Stock or Awards.


SECTION 9.  RESTRICTED STOCK
            ----------------

         (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the

Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.


SECTION 10.  STOCK UNITS
             -----------

         (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

         (b) Shares of General Stock or TR Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.


SECTION 11.  GENERAL PROVISIONS APPLICABLE TO AWARDS
             ---------------------------------------

         (a) LIMITATIONS ON GRANTS OF OPTIONS AND SARS. Subject to adjustment under Section 5(b), the number of shares subject to Options and SARs granted to any one individual during any fiscal year may not exceed 200,000 shares of General Stock and 300,000 shares of TR Stock.

         (b) REPORTING PERSON LIMITATIONS. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, and any successor provision, (i) any General Stock, TR Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six months after acquisition, except in case of death or disability and (ii) any Option, SAR or other similar right related to an equity security, issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution, shall not be exercisable for at least six months except in the case of death or disability, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

         (c) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

         (d) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (e) SETTLEMENT. The Committee shall determine whether Awards are settled in whole or in part in cash, General Stock, TR Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in General Stock or TR Stock.

         (f) DIVIDENDS AND CASH AWARDS In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

         (g) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

         (h) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         (i) WITHHOLDING. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of General Stock or TR Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (j) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws. In this connection, the provisions of the 1985 U.K. Stock Option Scheme shall remain in effect to govern Awards to Participants in the United Kingdom until otherwise determined by the Committee.

         (k) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.


SECTION 12.  MISCELLANEOUS
             -------------

         (a) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of General Stock or TR Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom General Stock or TR Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

         (c) EFFECTIVE DATE. Subject to the approval of the shareholders of the Company, the Plan shall be effective on March 15, 1990. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

         (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision.

         (e) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Massachusetts.

                                                                     APPENDIX C

                        Adopted by directors on December 15, 1988
                        Approved by shareholders on May 18, 1989
                        Amended by directors on March 17, 1993
                        Approved by shareholders on May 21, 1993
                        Amended and restated by directors on August 25, 1994 Adopted by shareholders on December 12, 1994
                        Amended by directors on March 14, 1996


                               GENZYME CORPORATION

                         1988 DIRECTOR STOCK OPTION PLAN
                         -------------------------------

         This 1988 Director Stock Option Plan dated December 15, 1988 (the "Plan") governs options to purchase General Division Common Stock, $0.01 par value ("General Stock"), and Tissue Repair Division Common Stock, $0.01 par value ("TR Stock"), of Genzyme Corporation (the "Company") granted on or after the date hereof by the Company to members of the Board of Directors of the Company who are not also officers or employees of the Company. The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

     1. ADMINISTRATION OF THE PLAN.
        --------------------------

        Grants of stock options under the Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by a committee consisting of all Directors of the Company who are not eligible to participate in the Plan, and such determination shall be final and binding upon all persons having an interest in the Plan.

     2. PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.
        -------------------------------------------

        Members of the Board of Directors of the Company (the "Board") who are not also officers or employees of the Company shall be eligible to participate in the Plan.

     3. SHARES SUBJECT TO THE PLAN.
        --------------------------

        (a) The aggregate number of shares of General Stock and TR Stock of the Company which may be optioned under this Plan is 100,000 shares and 70,000 shares, respectively. In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the General Stock or the TR Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so as to preserve the value of the option.

        (b) In the event of a consolidation or merger of the Company with another corporation where the Company's stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of General Stock or TR Stock purchasable under his or her option or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

        (c) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of General Stock or TR Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of this Plan.

     4. NON-STATUTORY STOCK OPTIONS
        ---------------------------

        All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     5. FORM OF OPTIONS
        ---------------

        Options granted hereunder shall be in substantially the form of the attached Exhibit A or in such other form as the Board may from time to time determine.

     6. GRANT OF OPTIONS AND OPTION TERMS.
        ---------------------------------

        (a) INITIAL GRANT OF GENERAL STOCK OPTIONS. Upon the original adoption of this Plan by the Board of Directors of the Company, initial options to purchase General Stock were automatically granted to the following Directors in the amounts set forth opposite their respective names:

                Name of Director                     Number of Shares
                ----------------                     ----------------
         Constantine E. Anagnostopoulos                    2,000
         Charles L. Cooney                                 4,000
         Eileen M. More                                    2,000
         Henry R. Lewis                                    4,000
         Douglas A. Berthiaume                             2,000

        (b) INITIAL GRANT OF TR STOCK OPTIONS. Upon the effective date of the Company's acquisition of BioSurface Technology, Inc., initial options to purchase 5,000 shares of TR Stock shall be automatically granted to each Director then in office who is not also an officer or employee of the Company.

        (c) AUTOMATIC GRANT OF OPTIONS. At each annual meeting of the stockholders of the Company, those Directors to be elected or re-elected at that meeting who are eligible to receive options under the Plan shall automatically be granted, for each year of the term of office to which they are elected, options to purchase (i) 2,000 shares of General Stock and (i) a number of shares of TR Stock equal to 500 times a fraction, the numerator of which is the Fair Market Value of the General Stock and the denominator of which is the Fair Market Value of the TR Stock. In addition, upon the election of an eligible Director under the Plan other than at an annual meeting of stockholders (whether by the Board of Directors or the stockholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted options to purchase the number of shares of General Stock and TR Stock described in the preceding sentence for each year or portion thereof of the term of office to which he or she is elected. The "Date of Grant" for options granted under this Plan shall be
(i) the date this Plan is initially adopted by the Board of Directors for the initial options to purchase General Stock, (ii) the effective date of the Company's acquisition of BioSurface Technology, Inc. for the initial options to purchase TR Stock and (iii) the date of election or re-election as a Director, as the case may be, for all subsequent options. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board of Directors. As used herein, "Fair Market Value" for the General Stock and the TR Stock shall mean the last sale price for the General Stock and the TR Stock, respectively, as reported by the National

Association of Securities Dealers Automated Quotations National Market System on the Date of Grant of such options.

        (d) OPTION PRICE. The option price for each option granted under this Plan shall equal to the Fair Market Value of the class of common stock with respect to which the option is exercisable.

        (e) TERM OF OPTION. The term of each option granted under this Plan shall be ten years from the Date of Grant.

        (f) PERIOD OF EXERCISE.

            (i) Options to purchase General Stock initially granted upon adoption of this Plan by the Board of Directors became exercisable with respect to the number of shares indicated below on the date of the annual meetings of stockholders of the Company set forth opposite the number of shares if and only if the option holder was a member of the Board of Directors of the Company at the opening of business on that date:

       Name of Director               Number of Shares     Annual Meeting
       ----------------               ----------------     --------------

Constantine E. Anagnostopoulous             2,000               1990
Charles L. Cooney                           2,000               1989
Charles L. Cooney                           2,000               1990
Eileen M. Moore                             2,000               1989
Henry R. Lewis                              2,000               1990
Henry R. Lewis                              2,000               1991
Douglas A. Berthiaume                       2,000               1989

            (ii) Options to purchase TR Stock initially granted upon the effective date of the Company's acquisition of BioSurface Technology, Inc. shall be exercisable in full on their Date of Grant.

            (iii) Options granted under this Plan at an annual meeting of stockholders shall become exercisable with respect to one-third of the total number of shares of General Stock and TR Stock on the date of each annual meeting of stockholders following their Date of Grant, if and only if the option holder is a member of the Board of Directors of the Company at the opening of business on that date (for example, if options to purchase a total of 6,000 shares of General Stock and 1,500 shares of TR Stock are granted to a Director at the 1996 annual meeting, the options will become exercisable with respect to 2,000 shares of General Stock and 500 shares of TR Stock at each of the 1996, 1997 and 1998 annual meetings). Directors holding exercisable options under this Plan who cease to serve as members of the Board of Directors of the Company may, during their lifetime, exercise the rights they had under such options at the time they ceased being a Director for the full unexpired term of such option. Upon the death of a Director, those entitled to do so under the Director's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his or her death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

        (g) METHOD OF EXERCISE AND PAYMENT. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Stock as to which they are exercised. The option price shall be paid in cash or by check. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

        (h) NON-TRANSFERABILITY. Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by him or her.

     7. LIMITATION OF RIGHTS.
        --------------------

        (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an optionee as a Director for any period of time or at any particular rate of compensation.

        (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. Directors shall have no rights as a stockholder with respect to the shares covered by their options until the date they exercise such options and pay the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

     8. AMENDMENT OR TERMINATION.
        ------------------------

        The Company's Board may amend or terminate this Plan at any time, provided that (i) an increase of the aggregate number of shares of General Stock or TR Stock which may be optioned under this Plan (except as permitted by Section 2 of the Plan), (ii) material modification of the requirements as to eligibility for participation under this Plan, and (iii) a material increase in benefits to participants under this Plan are subject to approval by stockholders of the Company within 12 months from the date of such amendment by the affirmative vote of the holders of a majority of the shares of Stock of the Company present, or represented and entitled to vote at a meeting duly held in accordance with the laws of Massachusetts. In the event such approval is not obtained, options granted subsequent to any such amendment shall not be entitled to the benefit thereof, or if the amendment increases the aggregate number of shares of the Company which may be optioned under this plan and sufficient shares are not otherwise available under this Plan, shall be void and without effect.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 16, 1996

                             GENZYME CORPORATION
                        General Division Common Stock

        The undersigned stockholder of Genzyme Corporation (the "Company") hereby appoints Henri A. Termeer, David J. McLachlan and Peter Wirth, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of General Division Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 16, 1996, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
                                                  Mark Here For
                PLEASE SIGN AND MAIL PROXY TODAY  Address Change        /  /
                                                  and Note on Reverse

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.                                                                                                  FOR   AGAINST  ABSTAIN
                            FOR            WITHHELD             2.  Proposal to amend the Company's 1990     /  /    /  /     /  /
                        all nominees    for all nominees            Equity Incentive Plan to increase the
1.  Proposal to                                                     number of shares of General Division
    elect directors.      /  /              /  /                    Common Stock covered by the Plan to
                                                                    9,900,000.
NOMINEES:  Constantine E. Anagnostopoulos
           Robert J. Carpenter                                  3.  Proposal to amend the Company's 1990     /  /    /  /     /  /
           Charles L. Cooney                                        Equity Incentive Plan to increase the
                                                                    number of shares of Tissue Repair
FOR, except vote withheld from the following nominee(s):            Division Common Stock covered by the
                                                                    Plan to 3,300,000.
- ------------------------------------------------------
                                                                4.  Proposal to amend the                    /  /    /  /     /  /
                                                                    Company's 1988 Director Stock
                                                                    Option Plan to increase the
                                                                    size of annual option grants
                                                                    to directors under the Plan.

                                                                5.  Proposal to approve the Genzyme          /  /    /  /     /  /
                                                                    Corporation Directors'
                                                                    Deferred Compensation Plan.


Signature:                              Date:                           Signature:                              Date:
           --------------------------           -------------                      ------------------------           -------------
                                                                                      (if held jointly)

NOTE:  Please sign exactly as name appears on stock certificate.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.  If a partner, please sign in partnership name by authorized person.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 16, 1996

                             GENZYME CORPORATION
                     Tissue Repair Division Common Stock

        The undersigned stockholder of Genzyme Corporation (the "Company") hereby appoints Henri A. Termeer, David J. McLachlan and Peter Wirth, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of Tissue Repair Division Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 16, 1996, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
                                                  Mark Here For
                PLEASE SIGN AND MAIL PROXY TODAY  Address Change        /  /
                                                  and Note on Reverse

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.                                                                                                  FOR   AGAINST  ABSTAIN
                            FOR            WITHHELD             2.  Proposal to amend the Company's 1990     /  /    /  /     /  /
                        all nominees    for all nominees            Equity Incentive Plan to increase the
1.  Proposal to                                                     number of shares of General Division
    elect directors.      /  /              /  /                    Common Stock covered by the Plan to
                                                                    9,900,000.
NOMINEES:  Constantine E. Anagnostopoulos
           Robert J. Carpenter                                  3.  Proposal to amend the Company's 1990     /  /    /  /    /  /
           Charles L. Cooney                                        Equity Incentive Plan to increase the
                                                                    number of shares of Tissue Repair
FOR, except vote withheld from the following nominee(s):            Division Common Stock covered by the
                                                                    Plan to 3,300,000.
- ------------------------------------------------------
                                                                4.  Proposal to amend the                  /  /    /  /    /  /
                                                                    Company's 1988 Director Stock
                                                                    Option Plan to increase the
                                                                    size of annual option grants
                                                                    to directors under the Plan.

                                                                5.  Proposal to adopt the Genzyme         /  /    /  /    /  /
                                                                    Corporation Directors'
                                                                    Deferred Compensation Plan.


Signature:                              Date:                           Signature:                              Date:
           --------------------------           -------------                      ------------------------           -------------
                                                                                      (if held jointly)

NOTE:  Please sign exactly as name appears on stock certificate.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.  If a partner, please sign in partnership name by authorized person.

                                                                   ATTACHMENT


                                   April 12, 1996

[name]
[company]
[address]
[city], [state] [zip]

Dear [title]:

     This year the shareholders of Genzyme Corporation will be asked to increase the number of shares available for granting of stock options in the General Division and the Tissue Repair Division. Genzyme Corporation has two classes of stock, known as "tracking stock," which track the financial performance of each of the two businesses. Consequently, there are stock options for each division within the Genzyme Corporation 1990 Equity Incentive Plan.

     All shareholders of Genzyme Corporation, those with an ownership position in the General Division and those with a position in the Tissue Repair Division, generally vote on all issues brought before the shareholders. Each share of the General Division has one vote and each share of the Tissue Repair Division has
 .29 votes. The relative voting power of each stock was set in 1994 and will be revalued every two years based upon the relative market value of each stock.

     Since there is no single common stock representing Genzyme Corporation you must look at the total shares and options outstanding for each class of stock separately rather than in the aggregate.

     As a policy the Company grants stock options to all its employees, not just executive officers. This policy has been critical in attracting and retaining qualified employees and has had a beneficial effect on maintaining an employment turnover of only 7% over the past four years as compared to an industry average of 20%.

     The Company has consistently granted fewer options to its five most highly compensated executives than the average of the 10 largest biotechnology companies. The Company has reduced the number of options to be granted to non-executive employees by approximately 50%, a recognition of the growing maturity of the Company.

     The utilization of stock options has been a positive force in the motivation of the Company's work force to build a diversified, rapidly growing and successful biotechnology company.

     Your favorable vote on questions 2 and 3 is requested.

                                   Sincerely,



                                   David J. McLachlan
                                   Senior Vice President - Finance